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                                                                    Exhibit 23.1
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Vertel Corporation:


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-70896 of Vertel Corporation on Form S-3 of our reports dated February 5, 2001, appearing in the Annual Report on Form 10-K of Vertel Corporation for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated July 26, 2001 on the balance sheet of Trigon Technology Group, Inc. as of December 31, 2000 and the related statement of operations, shareholders' equity, and cash flows for the year ended December 31, 2000, appearing in the Current Report on Form 8-K/A of Vertel Corporation dated May 30, 2001 as amended on December 12, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




                                    /s/ Deloitte & Touche LLP
                                    Deloitte & Touche LLP


Los Angeles, California
December 26, 2001